Exhibit 99.1
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UNITED STATES DISTRICT COURT DISTRICT OF NEVADA * * *

ORACLE INTERNATIONAL CORPORATION, et al., Plaintiffs, v. RIMINI STREET, INC., et al., Defendants.	Case No. 2:14-cv-01699-MMD-DJA ORDER ON MANDATE

This is a long-running software copyright and unfair competition dispute between Plaintiffs and Counter Defendants Oracle America, Inc., and Oracle International Corporation (collectively, “Oracle”) and Defendants and Counter Claimants Rimini Street, Inc., and Seth Ravin generally regarding Rimini Street, Inc.’s unauthorized copying of Oracle’s enterprise software into and from development environments created by Rimini Street, Inc. for its clients, along with disputes regarding allegedly false statements in marketing and advertising and unfair competition. (ECF Nos. 1253 at 2, 1305 at 12-13.) Following a bench trial, the Court mostly—but not entirely—found in Oracle’s favor and entered a permanent injunction against Rimini. (ECF Nos. 1536 (“Bench Order”), 1537 (the “Injunction”), 1538 (“Judgment”).) But the Court, on Rimini’s motion, temporarily stayed the Injunction pending appeal. (ECF No. 1553.) The United States Court of Appeals for the Ninth Circuit vacated some of the Bench Order and the portions of the Injunction Rimini appealed in a published opinion in the end of 2024. (ECF No. 1617 (the “Opinion”).) More recently, the Ninth Circuit issued its mandate on the Opinion, returning jurisdiction over the merits of this case to the Court. (ECF No. 1620.) The Court then solicited the parties’ views on how to effectuate the Ninth Circuit’s mandate. (ECF No.1621.) The parties provided those views both in writing (ECF No. 1629) and at a hearing,

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where the Court asked them follow up questions (ECF Nos. 1632 (hearing minutes), 1633 (transcript)).
In this order, the Court explains how it will effectuate the Ninth Circuit’s mandate. First, the Court notes that it has directed the Clerk of Court to reopen this case and directed the parties to come up with a proposed, joint scheduling order on how to bring to final resolution the issues of: (1) Oracle’s copyright infringement claim regarding Rimini’s PeopleSoft support practices using the Ninth Circuit’s definition of derivative works from the Opinion; (2) Rimini’s resurrected affirmative defense to that claim under 17 U.S.C. §117(a); and (3) the scope and content of a permanent injunction on Oracle’s copyright infringement claim regarding Rimini’s PeopleSoft support practices, if any. (ECF Nos.1632 (hearing minutes), 1633 (sealed) (hearing transcript).) As also noted at the hearing, the Court will permit Rimini to conduct limited discovery relevant to its Section 117(a) defense.
Second, the Court will vacate the existing Judgment, but states for clarity that it intends to enter a new judgment once the proceedings described above are complete, which will also incorporate by reference this order—because this order reflects that many claims and defenses in this case are finally resolved.
Third, the Court reviewed the Bench Order considering the Opinion and has determined that only the following conclusions of law must be vacated. The Court vacates its conclusions of law paragraphs 10-78 regarding copyright infringement generally and PeopleSoft specifically.[1] (ECF No. 1536 at 136-157.) The Court further vacates its conclusions of law paragraphs 65-78 regarding Oracle Database.[2] (Id. at 158-164.) The
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[1]The parties agreed at the hearing that all outstanding copyright infringement issues relate to Rimini’s PeopleSoft support processes. The Court vacates all its conclusions of law regarding Oracle’s copyright infringement claim as to Rimini’s PeopleSoft support processes to respect the Ninth Circuit’s suggestion that the Court essentially restart its analysis using the correct definition of derivative works that it provided. (ECF No. 1617 at 19-21.) And as noted above, Oracle’s copyright infringement claim as to Rimini’s PeopleSoft support processes will be the focus of the remaining proceedings in this case on remand.

[2]The Ninth Circuit vacated these conclusions. (ECF No. 1617 at 18-19.)

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Court also vacates its conclusions of law paragraphs 90, 92, and 93 regarding Mr. Ravin’s involvement in copyright infringement only because the Court is vacating its underlying copyright infringement findings.[3] (Id. at 167-68.) In addition, the Court vacates its conclusions of law paragraphs 98-110 regarding the Lanham Act—but only in part, and to the extent necessary to reflect that the modified permanent injunction issued concurrently with this order prohibits Rimini from making four statements consisting of the three Rimini did not appeal and the one statement regarding holistic security the Ninth Circuit affirmed as false.[4] (Id. at 169-73.) And finally, the Court vacates its conclusions of law in paragraphs 147-189, but only to the extent those paragraphs address Rimini’s copyright infringement. (Id. at 182-94.) The conclusions of law not specifically noted in this paragraph remain valid following the Opinion and are conclusive as to the pertinent claims.[5]
Fourth, the Court must address the Injunction. According to the docket, it remains temporarily stayed. (ECF No. 1537.) That status is untenable considering the Opinion. In particular, the Court finds it must vacate the copyright infringement (Section I) portion of the Injunction. (Id. at 2-4.) The Ninth Circuit requires this approach in its Opinion:
Because we vacate the district court’s ruling on “derivative works” and the § 117(a) affirmative defense, we also vacate the portions of the injunction appealed by Rimini. On remand, should the district court conclude that Rimini committed any copyright infringement, it should consider the arguments in this appeal in fashioning any injunction.
(ECF No. 1617 at 29.) And while Oracle argues some sub-portions of the copyright infringement portion of the Injunction could still stand even in view of the Opinion (ECF
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[3]However, the Court notes that it separately found Mr. Ravin was directly involved in making the false statements that remain even following the Opinion, so the modified permanent injunction the Court issues concurrently with this order also applies to him individually. (ECF No. 1536 at 93-95.)
[4]The parties agree that the Opinion does not affect these four statements. (ECF No. 1629 at 3.)
[5]For example, the Court found that Oracle was entitled to judgment on Rimini’s remaining claim under California’ Unfair Competition Law. (ECF No. 1536 at 173-182.) Nothing in the Opinion requires that the Court vacate these conclusions of law.

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No. 1629 at 3-12), the Court both disagrees because of the text excerpted above and finds it more judicially efficient to decline to enter any injunctive relief on copyright infringement regarding Rimini’s PeopleSoft support processes pending the completion of the remand proceedings.
Turning to the Lanham Act portion of the Injunction, the parties agree that Rimini did not appeal the Court’s findings reflected in the Injunction that statements numbered 1, 2, and 15 in the Injunction are false. (Id. at 3.) The parties also agree the Ninth Circuit affirmed Rimini’s liability under the Lanham Act regarding what was numbered statement 11 in the Injunction as to ‘holistic security.’ (Id.) However, the Ninth Circuit reversed the Court’s findings that 11 other statements regarding information security were false, instead finding those statements were puffery. (ECF No. 1617 at 22-26, 27-30.) The Court must accordingly vacate the portions of the Injunction listing out those statements the Ninth Circuit found to be mere puffery.
Rimini argues the Court must reassess whether to award Oracle the remedy of corrective advertising in view of the Opinion given the significant change in its liability for false statements following the appeal—because now there are only 4 false statements instead of 15. (ECF No. 1329 at 16-17.) Oracle counters the Court should continue to require Rimini to publish some corrective advertising because Rimini did not specifically appeal that remedy, the Ninth Circuit hardly even mentioned it in its Opinion, and the change in Rimini’s liability under the Lanham Act is in fact insignificant. (Id. at 11-12.) The Court agrees with Rimini.
“An injunction is a matter of equitable discretion[.]” Winter v. Nat. Res. Def. Council, Inc., 555 U.S. 7, 32 (2008). More particularly, “[d]istrict courts have ‘considerable discretion’ in crafting suitable equitable relief[.]” E. Bay Sanctuary Covenant v. Biden, 993 F.3d 640, 680 (9th Cir. 2021) (citation omitted). But “[i]njunctive relief should be ‘no more burdensome to the defendant than necessary to provide complete relief to the plaintiffs before the court.’” Id. (citation omitted).
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In view of this principle, the Court exercises its discretion to order Rimini to stop making—and never make again—four statements that are undisputedly false after years of protracted litigation. But continuing to order corrective advertising would ignore the substantial change in Rimini’s liability under the mandate. The Court will accordingly leave a pared-down version of the Lanham Act section of the Injunction in place, which covers only the four statements listed above and does require corrective advertising. However, Rimini will still be required to report back to the Court about how it is complying with this portion of the modified permanent injunction issued concurrently with this order and send a copy of it “to all of its subsidiaries, affiliates, employees, directors, officers, principals, and agents.” These provisions both somewhat mitigate the need for corrective advertising and reflect that the equities continue to favor Oracle, who has prevailed in establishing the falsity of these four statements.
Finally, “[t]he Parties agree the Ninth Circuit Opinion has no impact on the portions of the Bench Order, Injunction, or Judgment regarding the DMCA, and there is nothing further for the Parties to litigate with regard to the DMCA on remand.” (ECF No. 1329 at 2-3.) The Court agrees as well. And there is accordingly no need to vacate what was Section II of the Injunction. (ECF No. 1537 at 4.)
From the original Injunction, that leaves the DMCA section and a pared-down version of the Lanham Act section. For administrative convenience, the Court will formally vacate the Injunction and concurrently issue a pared-down injunction titled ‘Modified Permanent Injunction’ now instead of relying entirely on the Court’s explanation herein of the portions of the Injunction it is vacating in view of the Opinion. This approach is also preferable because it will give Rimini a clear record of what it can no longer do or say. The concurrently issued Modified Permanent Injunction is immediately effective.
It is therefore ordered that the Judgment (ECF No. 1538) is vacated.
It is further ordered that the Bench Order (ECF No. 1536) is vacated, in part, as specified herein.
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It is further ordered that the Injunction (ECF No. 1537) is vacated—as also specified herein—because the Court instead issues a modified permanent injunction concurrently with this order. For clarity, the Court may issue another permanent injunction regarding Oracle’s copyright claim as to Rimini’s PeopleSoft support practices at the conclusion of the remaining proceedings in this case.
The Clerk of Court is directed to update the docket accordingly.
DATED THIS 23rd Day of April 2025.

MIRANDA M. DU
UNITED STATES DISTRICT JUDGE